UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KONARED CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	99-0366971
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2829 Ala Kalanikaumaka St., Suite F-133, Koloa, HI 96756
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class	which
to be so registered	each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-194742 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.001 per share
 (Title of class)

______________________________________
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission under File No. 333-194742, is incorporated by reference into this registration statement.

Item 2. Exhibits.

The following exhibits are filed with this registration statement:

Exhibit Number	Description
3.1	Articles of Incorporation (attached as an exhibit to our Registration Statement on Form S-1, filed on August 22, 2011)
3.2	Bylaws (attached as an exhibit to our Registration Statement on Form S-1, filed on August 22, 2011)
3.3	Certificate of Change (attached as an exhibit to our current report on Form 8-K, filed on September 13, 2013)
3.4	Articles of Merger (attached as an exhibit to our current report on Form 8-K, filed on September 13, 2013)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KONARED CORPORATION

By: “Shaun Roberts”
Shaun Roberts
President, Chief Executive Officer and Director
May 8, 2014